Exhibit 4.3


            Independent Certified Public Accountants' Consent

     We have issued our report dated October 24, 1995 on the statements of condition and related bond portfolios of Insured Municipals Income Trust, 187th Insured Multi-Series (IM-IT, IM-IT Short Intermediate, Florida IM-IT and Pennsylvania IM-IT Trusts) as of October 24, 1995 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".


                                    Grant Thornton LLP

Chicago, Illinois
October 24, 1995